UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of Earliest Event Reported)
May 16, 2017

GGP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

110 N. Wacker Drive, Chicago, Illinois 60606
(Address of principal executive offices)  (Zip Code)

(312) 960-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02               DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

On May 16, 2017, GGP Inc. (the "Company") announced that effective June 30, 2017 (the "Retirement Date"), Alan J. Barocas will retire from his position as Senior Executive Vice President, Leasing. Effective on the Retirement Date, the Company has agreed to (i) accelerate the vesting of all Mr. Barocas's non-performance-vesting equity; (ii) waive the service-based vesting requirements of a pro-rata portion of Mr. Barocas's performance-vesting equity; and (iii) provide Mr. Barocas three years from his Retirement Date to exercise his options and appreciation-only operating partnership units.

As of the Retirement Date, Jared W. Chupaila, 41, who serves as Executive Vice President, Leasing, will assume the responsibilities of Mr. Barocas.  Mr. Chupaila has been with the Company since April 2000, serving in various leadership roles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GGP INC.

	By:	/s/ Stacie L. Herron
Stacie L. Herron, Vice President and Secretary

Date: May 18, 2017